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                            POOL ENERGY SERVICES CO.
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                            POOL ENERGY SERVICES CO.
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

Contact:          Ruth Pachman/Kimberly Kriger
                  Kekst and Company
                  212-521-4800

                  David Oatman
                  Pool Energy Services
                  713-954-3316

                                                           For Immediate Release

                 POOL ENERGY RESPONDS TO ISS VOTE RECOMMENDATION

HOUSTON, December 30, 1998 -- Pool Energy Services Co. (NASDAQ: PESC), in response to the proxy analysis of Institutional Shareholder Services (ISS), today said, "We want to emphasize that ISS states clearly in its report that Pool should not accept the current takeover proposal by Nabors Industries Inc."

Pool also said that it concurs with ISS that "the central issue in this contest is whether or not shareholders are being offered a fair price for their shares." The Company reiterated that, as it has maintained from the start, it will not sell its shareholders short despite the difficulties the oilfield servicing industry is experiencing. To this end, the Pool Board has been and will continue to be willing to evaluate any alternative that it believes delivers to Pool's shareholders superior value to that provided by Pool's own successful growth strategies.

Finally, the Company noted ISS' recognition of its successful stock price performance. ISS wrote in its report, "Pool outperformed its peer group over an eight-, five-, and three-year time horizon and since the inception of its strategic plan (May 31, 1994, through Sept. 30, 1998). Pool's price performance indicates that management's performance has been more than adequate during those time periods, especially since the adoption of its strategic plan."

Pool said that it continues to recommend to its shareholders that they vote against the Nabors resolution on the gold proxy card.

Pool noted that permission to quote from the ISS report was neither sought nor given.

Pool Energy Services Co., headquartered in Houston, is a diversified energy services company principally engaged in providing well-servicing, workover and drilling services and related transportation services on land and offshore in the U.S. and selected international markets.

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